Exhibit 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT, dated as of October 8, 2010 (this “Amendment”), is among PERRIGO COMPANY (the “Borrower”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and RBS CITIZENS, N.A., as Syndication Agent (in such capacity, the “Syndication Agent”).

INTRODUCTION

The Borrower, the Lenders, the Administrative Agent and the Syndication Agent have entered into a Term Loan Agreement dated as of April 22, 2008 (as amended or modified from time to time, the “Term Loan Agreement”). The Borrower desires to amend the Term Loan Agreement as set forth herein, and the Lenders are willing to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1. AMENDMENTS TO TERM LOAN AGREEMENT

The Term Loan Agreement is amended as of the date hereof as follows:

1.1 The following definitions in Section 1.01 are restated:

“Alternate Base Rate” or “ABR” means the highest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 0.50% and (iii) the Adjusted One Month LIBOR Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month LIBOR Rate, respectively.

“Collateral Documents” means, collectively, the Intercreditor Agreement, all pledge and security agreements and all other agreements or documents granting or perfecting a Lien in favor of the Administrative Agent for the benefit of the Lenders or otherwise providing support for the Secured Obligations at any time, each in form and substance satisfactory to the Administrative Agent, and as amended or modified from time to time.

“Consolidated Interest Expense” means, with reference to any period, the Interest Expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, including without limitation all financing costs in connection with a Permitted Securitization Transaction.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the “minimum funding standard” (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or is in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or similar obligations, (b) all obligations of such Person evidenced by bonds, debentures, acceptances, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations (based on the net mark-to-market amount) under Swap Agreements of such Person that relate to interest rates, (l) all Off-Balance Sheet Liabilities of such Person, and (m) all obligations under any Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Interest Coverage Ratio” means, as of the end of any Fiscal Quarter of the Borrower, the ratio of Consolidated EBIT to Consolidated Interest Expense (excluding non-cash interest), as calculated for the four consecutive Fiscal Quarters of the Borrower then ending.

“Leverage Ratio” means, as of the end of any Fiscal Quarter of the Borrower, the ratio of (a) Consolidated Indebtedness at such time to (b) Consolidated EBITDA, as calculated for the four consecutive Fiscal Quarters of the Borrower then ending.

“Material Indebtedness” means Indebtedness (other than the Term Loans), and/or Swap Agreement Obligations (based on the net mark-to-market amount) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding the Dollar Equivalent of $35,000,000.

“Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations on the Advances, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders, the Administrative Agent, any indemnified party or any of them arising under the Loan Documents, in all cases whether now existing or hereafter arising.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Agent or Affiliate thereof or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as such sovereign nation is a member of the Organisation for Economic Co-operation and Development (the “OECD”), the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or such sovereign nation is approved by the Administrative Agent for purposes of this clause (e), or (ii) investments of the type and maturity described in clauses (b) through (d) above of foreign obligors, which investments or obligors in the case of clause (b) above have ratings described in such clause or equivalent ratings from comparable foreign rating agencies, and which investments in the case of clauses (c) and (d) are with any office of any commercial bank that is (A) any Agent or Affiliate thereof, (B) organized under the laws of a member of the OECD or a state, province or territory thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, or (iii) approved by the Administrative Agent.

(f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(g) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(h) repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above;

(i) “money market” preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency;

(j) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency; and

(k) shares of any money market mutual fund rated as least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (a) through (g) above.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

1.2 The following definitions are added to Section 1.01 in appropriate alphabetical order:

“Adjusted One Month LIBOR Rate” means, an interest rate per annum equal to the sum of (i) 1.00% per annum plus (ii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).

“Consolidated Total Tangible Assets” means, as of any date, the Consolidated Total Assets as of such date, less all goodwill and intangible assets determined in accordance with GAAP included in such Consolidated Total Assets.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of May 29, 2008 among the Secured Parties (as defined therein, and including JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the 2005 Revolving Credit Lenders (as defined therein) and on behalf of each of the 2005 Revolving Credit Lenders, JPMorgan Chase Bank, N.A., in its capacity as the Administrative Agent for the 2008 Term Loan Lenders (as defined therein) and on behalf of each of the 2008 Term Loan Lenders, each of the holders of the 2008 Notes (as defined therein, and including the holders of the Series 2010 Notes (as defined in the First Amendment to the Intercreditor Agreement)), and

JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent for the Secured Parties, as amended by a First Amendment to Collateral Agency and Intercreditor Agreement dated as of April 30, 2010, and as further amended or modified from time to time, provided that any such further amendments or modifications thereto shall be in form and substance acceptable to the Administrative Agent.

“Non-Guarantor Subsidiaries” means all Subsidiaries other than Domestic Subsidiaries that are Guarantors.

“Qualified Acquisition” means any Acquisition, or the last to occur of a series of Acquisitions consummated within a period of six consecutive months, if the aggregate amount of Indebtedness incurred by one or more of the Borrower and its Subsidiaries to finance the purchase price of, or other consideration for, or assumed by one or more of them in connection with, such Acquisition is at least $100,000,000.

“Senior Notes” means Borrower’s 5.97% Senior Notes, Series 2008-A, due May 29, 2015 issued in the original principal amount of $75,000,000, 6.37% Senior Notes, Series 2008-B, due May 29, 2018 issued in the original principal amount of $125,000,000, 4.91% Senior Notes, Series 2010-A, due April 30, 2017 issued in the original principal amount of $115,000,000, 5.45% Senior Notes, Series 2010-B, due April 30, 2020 issued in the original principal amount of $150,000,000 and 5.55% Senior Notes, Series 2010-C, due April 30, 2022 issued in the original principal amount of $150,000,000, as issued under the Master Note Purchase Agreement dated as of May 29, 2008 among the Borrower and the purchasers named therein, as supplemented by the First Supplement to Master Note Purchase Agreement, dated as of April 30, 2010 among the Borrower and the purchasers named therein.

“2010 Credit Agreement” means the Credit Agreement dated October 8, 2010 among the Borrower, certain Foreign Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, and HSBC Bank USA, National Association, Fifth Third Bank and Bank Leumi USA, as Documentation Agents, as it may from time to time amended or otherwise modified, and any successor to or replacement of such agreement or the credit facilities evidenced thereby, as each such successor or replacement may from time to time be amended or otherwise modified, in each case, to the extent not prohibited hereby.

1.3 Section 1.01 is amended by deleting the definitions of “Agis”, “Israeli Acquisition Co.”, “Israeli Acquisition Cash Secured Loan”, “Israeli Cash Secured Loan Documents”, “Material Non-Guarantor Subsidiaries”, “Perrigo International Cash Secured Loan Guarantee” and “Three-Month Secondary CD Rate”.

1.4 Section 1.04 is restated as follows:

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Treatment. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating the Leverage Ratio (as used in Section 6.10 and in determining the Applicable Margin), the Interest Coverage Ratio, Consolidated Total Assets and Consolidated Total Tangible Assets, any Acquisition or any sale or other disposition outside the ordinary course of business by the Borrower or any of the Subsidiaries of any asset or group of related assets in one or a series of related transactions, the net proceeds from which exceed $10,000,000, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis acceptable to the Administrative Agent.

1.5 Section 2.17(d) is amended by deleting the word “therewith” at the end of the last sentence of such section and adding this phrase in the end thereof: “with any Guaranties or pledges of the Equity Interests of any Foreign Subsidiaries.”

1.6 Section 5.01(a) is amended by deleting the reference therein to “BDO Siedman” and substituting “Ernst and Young LLP” in place thereof.

1.7 Section 5.01 is amended by adding the following to the end thereof:

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or such reports shall be available on the website of the SEC at http://www.sec.gov or on the Borrower’s website at http://www.perrigo.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

1.8 Section 5.05 is restated as follows:

SECTION 5.05. Maintenance of Properties; Insurance; Accounts. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except for disposition of assets permitted under this Agreement), and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

1.9 Section 5.09 is restated as follows:

SECTION 5.09. Additional Covenants. If at any time the Borrower, any Guarantor or any Foreign Subsidiary that is required to have 65% or more of the Equity Interests pledged under Section 2.17 shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $50,000,000, which includes financial covenants or the equivalent thereof not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrower shall promptly so advise the Administrative Agent and the Lenders. If the Administrative Agent or the Required Lenders shall request, upon notice to the Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same financial covenants or the equivalent thereof as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent.

1.10 Section 6.01 is restated as follows:

The Borrower will not permit any Non-Guarantor Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c) Indebtedness resulting from loans permitted by Section 6.04(d);

(d) Indebtedness pursuant to Permitted Securitization Transactions provided that the aggregate outstanding principal amount of the Indebtedness under all Permitted Securitization Transactions of all Non-Guarantor Subsidiaries and of the Borrower and all of its other Subsidiaries shall not exceed $250,000,000; and

(e) other Indebtedness in an aggregate amount not exceed an amount equal to 10% of Consolidated Total Tangible Assets.

1.11 Section 6.02 is restated as follows:

Section 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) Liens on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, as reduced from time to time;

(c) Precautionary UCC filings with respect to operating leases of the Borrower or any Domestic Subsidiary;

(d) Liens on assets of Subsidiaries solely in favor of the Borrower or a Guarantor as secured party and securing Indebtedness owing by a Subsidiary to the Borrower or a Guarantor;

(e) Liens on the Collateral securing, on a pro rata basis, the Secured Obligations hereunder, the “Secured Obligations” as defined in the 2010 Credit Agreement (provided that the aggregate principal amount outstanding thereunder shall not exceed $700,000,000, as reduced from time to time), the Indebtedness under the Senior Notes (provided that the aggregate principal amount outstanding thereunder shall not exceed $615,000,000, as reduced from time to time) and the other obligations defined as “Secured Obligations” under the Intercreditor Agreement, all subject to the terms of the Intercreditor Agreement and the other Collateral Documents and related agreements governing the pro rata sharing of the Collateral and other rights and terms with respect to the Collateral (and the Administrative Agent is authorized by each Lender to execute the Intercreditor Agreement and such other Collateral Documents and related agreements on behalf of each such Lender (including without limitation such joinders, amendments and supplements thereto) to implement such Liens and pro rata sharing of the Collateral and other rights and terms as determined by the Administrative Agent);

(f) Liens in favor of JPMorgan on cash collateral securing the obligations of a “Defaulting Lender” as defined in the 2010 Credit Agreement to fund risk participations under the 2010 Credit Agreement;

(g) Liens (in addition to the Liens permitted above in this Section 6.02) on assets of the Borrower and its Subsidiaries securing indebtedness in the aggregate less than an amount equal to 5% of Consolidated Total Tangible Assets, provided that such Liens assumed or created in connection with an Acquisition after the Effective Date may secure Indebtedness in an aggregate amount of up to $25,000,000 in excess of 5% of Consolidated Total Tangible Assets for a period of time not to exceed 60 days after any such Acquisition; and

(h) Liens (in addition to the Liens permitted above in this Section 6.02) on assets of the Borrower’s Foreign Subsidiaries assumed or created in connection with an Acquisition after the Effective Date and securing Indebtedness in the aggregate less than an amount equal to 10% of Consolidated Total Tangible Assets, provided that such Liens may secure Indebtedness in an aggregate amount of up to $25,000,000 in excess of 10% of Consolidated Total Tangible Assets for a period of time not to exceed 60 days after any such Acquisition.

1.12 Section 6.04 is restated as follows:

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make any Acquisition, except:

(a) Permitted Investments;

(b) Investments, loans and advances existing on the date hereof and set forth in Schedule 6.04 and extensions, renewals and replacements thereof that do not increase the outstanding amount thereof, as reduced from time to time;

(c) Investments in a Securitization Entity in connection with Permitted Securitization Transactions and in an aggregate outstanding amount acceptable to the Administrative Agent and required to consummate the Permitted Securitization Transactions plus accounts or notes receivable permitted to be transferred to a Securitization Entity in connection with Permitted Securitization Transactions;

(d) Investments, loans or advances made by (i) the Borrower or any Subsidiary to the Borrower or any Domestic Subsidiary that is a Guarantor or (ii) any Foreign Subsidiary that is not a Guarantor to any Subsidiary;

(e) Acquisitions, provided that: (i) before and after giving pro forma effect thereto (as of the end of the most recently ended Fiscal Quarter of the Borrower), no Default exists or would be caused thereby and (ii) if such Acquisition involves the acquisition of Equity Interests, the consummation of such Acquisition has been recommended by the Board of Directors and management of the target of such Acquisition;

(f) Guarantees (i) by the Borrower or any Subsidiary of Indebtedness of the Borrower or any Domestic Subsidiary that is a Guarantor, (ii) by any Foreign Subsidiary that is not a Guarantor of any Indebtedness of any Subsidiary, or (iii) of any of the Obligations; and

(g) Guarantees, investments, loans or advances not otherwise permitted by this Section 6.04 not in excess of fifteen percent (15%) of Consolidated Total Assets in the aggregate; provided that the aggregate outstanding amount (exclusive of investments, loans or advances to Subsidiaries under Section 6.04(d)(ii)) of such Guarantees of, and investments, loans or advances to, Subsidiaries that are not Guarantors shall not exceed seven and one-half percent (7.5%) of Consolidated Total Assets in the aggregate.

1.13 Section 6.09(a) is restated as follows:

(a) prohibit any sale or other transfer of an interest in accounts or notes receivable to a Securitization Entity pursuant to Permitted Securitization Transactions if the aggregate outstanding principal amount of the Indebtedness under all Permitted Securitization Transactions does not exceed $250,000,000,

1.14 Section 6.09(c) is restated as follows:

(c) prohibit any such sale, lease, license, transfer, assignment or other disposition if in any Fiscal Year of the Borrower, the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of shall be less than 20% of the aggregate book value of the Consolidated Total Assets as of the end of the immediately preceding Fiscal Year and the business, assets, rights, revenues and property disposed of shall be responsible for less than 20% of the consolidated net sales and net income of the Borrower and its Subsidiaries for the immediately preceding Fiscal Year, and if immediately after any such transaction, no Default shall exist or shall have occurred and be continuing.

1.15 Section 6.10 is restated as follows:

SECTION 6.10. Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed 3.25 to 1.0 as of the end of any Fiscal Quarter; provided that, upon the written election by the Borrower to the Administrative Agent not later than the last day of the Fiscal Quarter in which a Qualified Acquisition is consummated, the Borrower may elect that the permitted Leverage Ratio hereunder may be greater than 3.25 to 1.00, but in no event greater than 3.50 to 1.00, on such last day of such Fiscal Quarter and on the last day of each of the three Fiscal Quarters next succeeding such Fiscal Quarter.

1.16 Sub-section (k) of Article VII is restated as follows:

(k) one or more judgments for the payment of money in an aggregate Dollar Equivalent amount in excess of $20,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

1.17 Sub-section (l) of Article VII is restated as follows:

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, results in liabilities in an aggregate Dollar Equivalent amount in excess of $20,000,000;

1.18 The word “or” is added after sub-section (m) of Article VII.

1.19 Sub-section (n) of Article VII is deleted in its entirety.

1.20 Subsection (o) of Article VII is re-numbered as sub-section (n).

1.21 Section 9.01(a) is restated as follows:

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Borrower, to it at 515 Eastern Avenue, Allegan, Michigan, 49101, Attention of Michael Kelly, assistant treasurer (Telecopy No. (269) 673-1440; e-mail: michael.kelly@perrigo.com);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 S. Dearborn St., Chicago, Illinois, 60670, Attention of Teresita Siao (Telecopy No. (888) 266-8059; e-mail: jpm.agency.servicing.5@jpmchase.com); or

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

1.22 Section 9.08 is amended by deleting the phrase “; provided that the rights under this Section shall not apply to the cash deposit securing the Israeli Acquisition Cash Secured Loan”.

1.23 Schedules 3.06 through 6.08 attached to the Term Loan Agreement are replaced with Schedules 3.06 through 6.08 attached to this Amendment.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment, the Borrower represents and warrants that:

2.1 The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary action and are not in material contravention of any requirement of law, or of the terms of the Borrower’s bylaws or other charter documents, or of any contractual obligation of the Borrower and will not result in the imposition of any Lien on any of its property or of any of its Subsidiaries except for Permitted Liens.

2.2 This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

2.3 After giving effect to this Amendment, the representations and warranties contained in Article III of the Term Loan Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

2.4 After giving effect to this Amendment, no Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3. CONDITIONS OF EFFECTIVENESS

This Amendment shall be effective as of the date hereof when (a) it shall be executed by the Borrower, the Required Lenders and the Administrative Agent, (b) the Consent and Agreement attached hereto is signed by the Guarantors, (c) the 2010 Credit Agreement shall be effective simultaneously with this Amendment, and (d) the Administrative Agent has received a copy of resolutions of the Borrower’s board of directors authorizing the Borrower to enter into this Amendment.

ARTICLE 4. MISCELLANEOUS

4.1 All references in any Loan Document to the Term Loan Agreement shall be deemed references to the Term Loan Agreement, as amended hereby and as further amended or modified from time to time.

4.2 Except as expressly amended hereby, the Borrower agrees that all Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document.

4.3 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Term Loan Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan. This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument, and signatures sent by facsimile or electronic mail message shall be enforceable as originals.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

PERRIGO COMPANY

By	/s/Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

JPMorgan Chase Bank, N.A., as a Lender and as Administrative Agent

By	/s/ Thomas A. Gamm
Name: Thomas A. Gamm
Title: Senior Vice President

RBS CITIZENS, N.A., as a Lender and as Syndication Agent

By	/s/ André A. Nazareth
Name: André A. Nazareth
Title: Senior Vice President

WELLS FARGO BANK, N.A.

By	/s/ Joseph Giampetroni
Name: Joseph Giampetroni
Title: Managing Director

FIFTH THIRD BANK

By	/s/ Nathaniel E. Sher
Name: Nathaniel E. Sher
Title: Vice President

FIRST HAWAIIAN BANK

By	/s/ Dawn Hofmann
Name: Dawn Hofmann
Title: Vice President

HSBC BANK USA, N.A.

By	/s/ Andrew Bicker
Name: Andrew Bicker
Title: Vice President

Schedule 3.06

Disclosed Matters (Litigation and Environmental Matters)

No Disclosure.

Schedule 3.07

Disclosed Matters (Compliance with Laws and Agreements)

No Disclosure.

Schedule 6.01

Existing Non-Guarantor Subsidiary Indebtedness

On May 26, 2010, Perrigo API India Pvt. Ltd. executed a short-term credit line with the Hong Kong and Shanghai Banking Corporation Ltd. Funds are available in one or more draws not to exceed an aggregate amount 125,000,000 Indian rupees (approximately $2,800,000). As of September 30, 2010 drawings of 34,000,000 Indian rupees (approximately $760,000) were outstanding under the credit line. The credit line expires November 26, 2010 but can be extended by mutual agreement of the parties.

Schedule 6.02

Existing Liens

1.	See attached UCC lien summary.

2.	Perrigo Israel Pharmaceuticals Ltd.: (i) general floating lien (State of Israel), November 1997, (ii) lien on all fixed assets (State of Israel), August 1983.

3.	Chemagis Ltd.: general floating lien (State of Israel), April 1989.

The liens in favor of the State of Israel were created for Agis participation in the Investment Center of the State of Israel.

UCC SEARCH SCHEDULE

DEBTOR: PERRIGO COMPANY

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	THRU 9/19/10	UNITED RENTALS (NORTH AMERICA), INC.	2006017644-7 1/27/06	TERMINATION: 2006041501-5 3/8/06	EQUIPMENT PURCHASE

		J.R. AUTOMATION TECHNOLOGIES, LLC	2006067081-3 4/13/06	TERMINATION: 2006196190-0 11/24/06	SPECIFIC EQUIPMENT PURSUANT TO MI SPECIAL TOOL LIEN ACT

		J.R. AUTOMATION TECHNOLOGIES, LLC	2006135379-7 8/4/06	TERMINATION: 2008114465-9 7/21/08	SPECIFIC EQUIPMENT PURSUANT TO MI SPECIAL TOOL LIEN ACT

		J.R. AUTOMATION TECHNOLOGIES, LLC	2008114465-9 7/21/08	TERMINATION: 200921832-8 2/10/09	SPECIFIC EQUIPMENT PURSUANT TO MI SPECIAL TOOL LIEN ACT

		US BANCORP	2009165073-1 11/20/09		SPECIFIC EQUIPMENT INFORMATIONAL ONLY

		RAYMOND LEASING CORPORATION	2010004858-4 1/11/10		SPECIFIC EQUIPMENT LEASE

		US BANCORP	2010004514-6 1/12/10		SPECIFIC EQUIPMENT INFORMATIONAL ONLY

		US BANCORP	2010010354-4 1/21/10		SPECIFIC EQUIPMENT INFORMATIONAL ONLY

		US BANCORP	2010010355-6 1/21/10		SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010034149-7 3/12/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010034150-0 3/12/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

UPDATE BEGINS	US BANCORP	2010053898-7 4/20/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010087108-4 6/25/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010087109-6 6/25/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010112824-4 8/23/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010113856-2 8/24/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010115093-6 8/26/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

	US BANCORP	2010124850-3 9/16/10	SPECIFIC EQUIPMENT INFORMATIONAL ONLY

DEBTOR: L. PERRIGO COMPANY

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	THRU 9/19/10	ALPHA FINANCIAL GROUP, INC. ASSIGNEE: DELTA CAPITAL IV, INC. ASSIGNEE: COMERICA BANK	C309569 01/17/90	C500861 07/22/91 C500862 07/22/91 C911282 12/02/94 D551788 08/09/99 2004157300-4 08/06/04 2009131947-4 9/15/09	EQUIPMENT LEASE ASSIGNMENT ASSIGNMENT CONTINUATION CONTINUATION CONTINUATION CONTINUATION

		NMHG FINANCIAL SERVICES, INC.	2003199489-0 10/20/03	20080821120-0 5/23/08	EQUIPMENT LEASE CONTINUATION

		CROWN CREDIT COMPANY	2004127249-8 06/23/04	2008196343-9 12/29/08	EQUIPMENT LEASE CONTINUATION

		DATA SALES CO., CHARTER #DC2H-474	2005058280-2 3/31/05		EQUIPMENT LEASE

		DATA SALES CO., CHARTER #DC2H-474	2005074391-7 4/25/05		EQUIPMENT LEASE

		ERVIN LEASING COMPANY	2005078649-8 5/02/05		EQUIPMENT LEASE

		ERVIN LEASING COMPANY	2005078650-1 5/02/05		EQUIPMENT LEASE

		DATA SALES CO., CHARTER #DC2H-474	2005084801-0 5/9/05		EQUIPMENT LEASE

		DATA SALES CO., CHARTER #DC2H-474	2005104723-9 6/9/05		EQUIPMENT LEASE

TOYOTA MOTOR CREDIT CORPORATION	2005105083-2 6/10/05		EQUIPMENT LEASE

TOYOTA MOTOR CREDIT CORPORATION	2005105148-0 6/10/05		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2005113921-0 6/24/05		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2005113922-2 6/24/05		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2005113923-4		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2005126558-4 7/14/05		EQUIPMENT LEASE

TOYOTA MOTOR CREDIT CORPORATION	2005142121-9 8/10/05		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2005151475-9 8/26/05		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2005193573-7 11/07/05		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2005201600-7 11/21/05		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2005201601-9 11/21/05	2006032128-2 2/22/06	EQUIPMENT LEASE AMENDMENT

IBM CREDIT LLC	2005209401-3 12/6/05		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2006001969-7 1/3/06		EQUIPMENT LEASE

INTERNAL REVENUE SERVICE	2006022262-4 1/31/06	2006056098-5 3/30/06	FEDERAL TAX LIEN RELEASE OF LIEN

DATA SALES CO., CHARTER #DC2H-474	2006073427-5 4/21/06		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2006074040-6 4/24/06		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2006106201-7 6/14/06		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2006152211-6 9/25/06		EQUIPMENT LEASE

IBM CREDIT LLC	2006181697-7 10/27/06		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2006194534-8 11/20/06		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2006211485-5 12/21/06		EQUIPMENT LEASE

IBM CREDIT LLC	2007000266-8 1/2/07		EQUIPMENT LEASE

IBM CREDIT LLC	2007006498-5 1/11/07		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2007016102-0 1/29/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007016580-2 1/30/07		EQUIPMENT LEASE

TOYOTA MOTOR CREDIT CORPORATION	2007023917-5 2/12/07		EQUIPMENT LEASE

INDUSTRIAL LEASING	2007032582-6 2/28/07	TERMINATION: 2009178973-4 12/22/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2007059850-6 4/16/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007060943-6 4/18/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007060944-8 4/18/07		EQUIPMENT LEASE

CITICORP LEASING, INC.	2007062719-3 4/20/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007071472-0 5/4/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007071473-2 5/4/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007071474-4 5/4/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	200708063-6 5/22/07		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2007087769-7 6/1/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007088994-5 6/5/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007097169-7 6/19/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007097174-8 6/19/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007097175-0 6/19/07	2008019241-9 2/5/08	EQUIPMENT LEASE AMENDMENT

ERVIN LEASING COMPANY	2007097176-2 6/19/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007106686-5 7/5/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007119075-5 7/30/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007119076-7 7/30/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007119077-9 7/30/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007119078-1 7/30/07		EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007119079-3 7/30/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007120540-5 8/1/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007120541-7 8/1/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007120542-9 8/1/07	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2007127187-2 8/13/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007128274-8 8/15/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007152452-6 9/28/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007158958-4 10/10/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007158969-7 10/10/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007165781-8 10/23/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007165782-0 10/23/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007165787-0 10/23/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2007165788-2 10/23/07	EQUIPMENT LEASE

INDUSTRIAL LEASING, INC.	2007174884-7 11/8/07	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008003235-8 1/7/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008009690-8 1/17/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008009691-0 1/17/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008010858-7 1/22/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008010859-9 1/22/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008010860-2 1/22/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008010861-4 1/22/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008011511-4 1/22/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008015289-5 1/28/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008015290-8 1/28/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008028720-6 2/22/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008028723-2 2/22/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	20080428334-5 3/19/08	EQUIPMENT LEASE

ERVIN LEASING COMPANY	2008042835-7 3/19/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008042836-9 3/19/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008057708-5 4/15/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008057709-7 4/15/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008066256-7 4/29/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008079200-5 5/19/08	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008079201-7 5/19/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008088642-2 6/4/08	EQUIPMENT LEASE

IBM CREDIT LLC	2008104550-8 7/1/08	COMPUTER EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105479-7 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105480-0 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105481-2 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105482-4 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105483-6 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105484-8 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008105485-0 7/3/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008122078-8 8/4/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008133575-5 8/26/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008133576-7 8/26/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008133577-9 8/26/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008133578-1 8/26/08	EQUIPMENT LEASE

INDUSTRIAL LEASING LLC	2008135007-4 8/28/08	SPECIFIC EQUIPMENT

ERWIN LEASING COMPANY	2008136224-5 9/2/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008136225-7 9/2/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008143459-1 9/16/08		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008151087-2 9/29/08		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008151088-4 9/29/08		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008151089-6 9/29/08		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008151090-9 9/29/08		EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2008151091-1 9/29/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008154089-9 10/06/08		EQUIPMENT LEASE

INDUSTRIAL LEASING LLC	2008163072-5 10/22/08	TERMINATION: 2009124098-4 8/26/09	SPECIFIC EQUIPMENT

ERWIN LEASING COMPANY	2008171626-0 11/7/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008171627-2 11/07/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008171648-6 11/07/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008171649-8 11/07/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008171650-1 11/07/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008171653-7 11/07/08		EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008171687-8 11/07/08		EQUIPMENT LEASE

INDUSTRIAL LEASING LLC	2008187100-4 12/10/08		SPECIFIC EQUIPMENT

ERWIN LEASING COMPANY	2008197434-3 12/30/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008197435-5 12/30/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008197436-7 12/30/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008197437-9 12/30/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2008197438-1 12/30/08	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002059-5 1/6/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002060-8 1/6/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002061-0 1/6/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002063-4 1/6/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002064-6 1/6/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002065-8 1/6/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009002083-6 1/6/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009011583-7 1/23/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009011584-9 1/23/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	200911585-1 1/23/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009019106-5 2/5/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009019135-6 2/5/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009019136-8 2/5/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009019137-0 2/5/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009026799-1 2/19/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009028359-1 2/23/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009033130-4 3/4/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009036945-4 3/11/09	EQUIPMENT LEASE

ERWIN LEASING COMPANY	2009036946-6 3/11/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009045223-5 3/26/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009045225-9 3/26/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009069005-1 5/6/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009086104-2 6/10/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009086105-4 6/10/09	EQUIPMENT LEASE

IBM CREDIT LLC	2009091969-1 6/19/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009095794-4 6/26/09	COMPUTER EQUIPMENT LEASE

INDUSTRIAL LEASING LLC	2009097252-8 6/30/09	SPECIFIC EQUIPMENT

IBM CREDIT LLC	2009098535-9 7/1/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009100477-0 7/7/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009106981-5 7/21/09	COMPUTER EQUIPMENT LEASE

BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT (ASSIGNOR) PERRIGO RECEIVABLES, LLC	2009111047-2 7/29/09	ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES ANN (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

ERVIN LEASING COMPANY	2009114957-4 8/6/09	EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009116588-3 8/10/09	EQUIPMENT LEASE

IBM CREDIT LLC	2009119766-4 8/17/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009127774-1 9/2/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009135098-7 9/21/09	COMPUTER EQUIPMENT LEASE

NATIONAL CITY COMMERCIAL CAPITAL COMPANY, LLC (ASSIGNOR) EMC CORPORATION	2009143508-8 10/7/09	SPECIFIC EQUIPMENT LISTING

DATA SALES CO., CHARTER #DC2H-474	2009145679-1 10/12/09	EQUIPMENT LEASE

IBM CREDIT LLC	2009150695-2 10/22/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009152794-4 10/26/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009157318-1 11/03/09	COMPUTER EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	2009161761-5 11/12/09	EQUIPMENT LEASE

IBM CREDIT LLC	2009167051-7 11/25/09	COMPUTER EQUIPMENT LEASE

INDUSTRIAL LEASING LLC	2009168109-1 11/30/09	SPECIFIC EQUIPMENT LISTING

IBM CREDIT LLC	2009179569-8 12/22/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009181491-7 12/28/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2009182281-3 12/29/09	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010002584-1 1/6/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010008463-1 1/19/10	COMPUTER EQUIPMENT LEASE

DATA SALES CO., CHARTER #DC2H-474	20100010283-3 1/20/10	EQUIPMENT LEASE

IBM CREDIT LLC	2010020196-0 2/11/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010022958-8 2/18/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010023373-9 2/19/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010024338-6 2/22/10	COMPUTER EQUIPMENT LEASE

	IBM CREDIT LLC	2010029366-0 3/3/10	COMPUTER EQUIPMENT LEASE

	IBM CREDIT LLC	2010030141-7 3/4/10	COMPUTER EQUIPMENT LEASE

	IBM CREDIT LLC	2010032796-6 3/10/10	COMPUTER EQUIPMENT LEASE

	IBM CREDIT LLC	2010034805-9 3/15/10	COMPUTER EQUIPMENT LEASE

UCC UPDATE	IBM CREDIT LLC	2010045281-0 4/2/10	COMPUTER EQUIPMENT LEASE

	NATIONAL CITY COMMERCIAL CAPITAL COMPANY, LLC (ASSIGNOR): EMC CORPORATION	2010046443-5 4/6/10	SPECIFIC EQUIPMENT LISTING

	IBM CREDIT LLC	20100058205 4/29/10	COMPUTER EQUIPMENT LEASE

	IBM CREDIT LLC	2010065063-2 5/12/10	COMPUTER EQUIPMENT LEASE

	DATA SALES CO., INC. CHARTER #DC-24-474	2010065533-9 5/13/10	EQUIPMENT LEASE

	DATA SALES CO., INC. CHARTER #DC-24-474	2010065534-1 5/13/10	EQUIPMENT LEASE

	IBM CREDIT LLC	2010072575-6 5/26/10	COMPUTER EQUIPMENT LEASE

	DATA SALES CO., INC. CHARTER #DC-24-474	2010074877-8 6/1/10	EQUIPMENT LEASE

	IBM CREDIT LLC	2010075031-7 6/1/10	COMPUTER EQUIPMENT LEASE

	IBM CREDIT LLC	2010077099-1 6/4/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010079576-5 6/10/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010090177-4 6/30/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010091351-5 7/2/10	COMPUTER EQUIPMENT LEASE

KINGSBRIDGE HOLDINGS, LLC (ASSIGNOR): SCANDIA CAPITAL PARTNERS, INC.	2010091497-3 7/2/10	FORKLIFTS AND OTHER ASSETS BY SP, AS LESSOR BY ASSIGNMENT FROM SCANDIA CAPITAL PARTNERS INC., TO DEBTOR AS LESSEE, UNDER EQUIPMENT SCHEDULE NO. 001 TO MASTER LEASE AGREEMENT DATED 5/20/10.

KINGSBRIDGE HOLDINGS, LLC (ASSIGNOR): SCANDIA CAPITAL PARTNERS, INC.	2010091498-5 7/2/10	FORKLIFTS AND OTHER ASSETS BY SP, AS LESSOR BY ASSIGNMENT FROM SCANDIA CAPITAL PARTNERS INC., TO DEBTOR AS LESSEE, UNDER EQUIPMENT SCHEDULE NO. 002 TO MASTER LEASE AGREEMENT DATED 5/20/10.
KINGSBRIDGE HOLDINGS, LLC (ASSIGNOR): SCANDIA CAPITAL PARTNERS, INC.	2010091499-7 7/2/10	FORKLIFTS AND OTHER ASSETS BY SP, AS LESSOR BY ASSIGNMENT FROM SCANDIA CAPITAL PARTNERS INC., TO DEBTOR AS LESSEE, UNDER EQUIPMENT SCHEDULE NO. 003 TO MASTER LEASE AGREEMENT DATED 5/20/10.

KINGSBRIDGE HOLDINGS, LLC (ASSIGNOR): SCANDIA CAPITAL PARTNERS, INC.	2010091497-3 7/2/10	FORKLIFTS AND OTHER ASSETS BY SP, AS LESSOR BY ASSIGNMENT FROM SCANDIA CAPITAL PARTNERS INC., TO DEBTOR AS LESSEE, UNDER EQUIPMENT SCHEDULE NO. 004 TO MASTER LEASE AGREEMENT DATED 5/20/10.

KINGSBRIDGE HOLDINGS, LLC (ASSIGNOR): SCANDIA CAPITAL PARTNERS, INC.	2010091502-6 7/2/10	FORKLIFTS AND OTHER ASSETS BY SP, AS LESSOR BY ASSIGNMENT FROM SCANDIA CAPITAL PARTNERS INC., TO DEBTOR AS LESSEE, UNDER EQUIPMENT SCHEDULE NO. 005 TO MASTER LEASE AGREEMENT DATED 5/20/10.

DATA SALES CO., INC. CHARTER #DC2H-474	2010095056-3 7/12/10	EQUIPMENT LEASE

IBM CREDIT LLC	2010108174-9 8/10/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010109227-3 8/12/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010114427-4 8/25/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010118208-4 9/2/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010123351-4 9/14/10	COMPUTER EQUIPMENT LEASE

IBM CREDIT LLC	2010124208-2 9/15/10	COMPUTER EQUIPMENT LEASE

DEBTOR: PERRIGO COMPANY OF SOUTH CAROLINA

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	THRU 9/19/10	RAYMOND LEASING CORPORATION	2005128388-5 7/18/05	N/A	SPECIFIC EQUIPMENT

		RAYMOND LEASING CORPORATION	2006037846-9 3/1/06	N/A	SPECIFIC EQUIPMENT

		CROWN CREDIT COMPANY	2006090313-5 5/17/06	N/A	SPECIFIC EQUIPMENT

		PARK NATIONAL BANK VISION FINANCIAL GROUP, INC.	2007146446-5 9/18/07	N/A	EQUIPMENT LEASE

		PARK NATIONAL BANK VISION FINANCIAL GROUP, INC.	2007170359-0 10/30/07	N/A	EQUIPMENT LEASE

		VISION FINANCIAL GROUP, INC. PARK NATIONAL BANK	2008068215-3 5/1/08	ASSIGNMENT: PARK NATIONAL BANK 2008188749-9 12/12/08	EQUIPMENT LEASE

		VISION FINANCIAL GROUP, INC. PARK NATIONAL BANK	2008104714-6 7/2/08	ASSIGNMENT: PARK NATIONAL BANK 2008188767-7 12/12/08	EQUIPMENT LEASE

CHARLES BOWMAN & COMPANY	2008168716-6 10/31/08	TERMINATION: 2009097843-1 7/1/09	CONSIGNMENT GOODS

L. PERRIGO COMPANY	2009109652-1 7/28/09		ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES ANN (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT (ASSIGNOR) PERRIGO RECEIVABLES, LLC	2009111048-4 7/29/09		ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES ANN (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

DEBTOR: PERRIGO PHARMACEUTICALS COMPANY

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	THRU 9/19/10	L. PERRIGO COMPANY	2009109653-3 7/28/09		ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES ANN (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

		BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT (ASSIGNOR) PERRIGO RECEIVABLES, LLC	2009111050-9 7/29/09		ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES ANN (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

DEBTOR: PERRIGO INTERNATIONAL, INC.

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	THRU 9/19/10	JPMORGAN CHASE BANK, N.A., AS AGENT JPMORGAN CHASE BANK, N.A.	2005047985-3 3/17/05	AMENDMENT: COLLATERAL RESTATEMENT 2008062417-5 4/22/08 CONTINUATION: 2009146914-2 10/14/09 AMENDMENT: SECURED PARTY NAME CHANGE TO JPMORGAN CHASE BANK, N.A.	STOCK PLEDGE

		JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT UNDER A TERM LOAN AGREEMENT	2008062416-3 4/22/08		STOCK PLEDGE

		JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT	2008084567-8 5/29/08		STOCK PLEDGE

DEBTOR: PERRIGO HOLLAND INC.

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	9/19/10	L. PERRIGO COMPANY	2009109655-7 7/28/09		ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES ANN (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

		BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT (ASSIGNOR) PERRIGO RECEIVABLES, LLC	2009111049-6 7/29/09		ALL DEBTOR’S RIGHT, TITLE AND INTEREST IN THE FOLLOWING (I) CONVEYED RECEIVABLES AND (II) RELATED ASSETS ALL TERMS DEFINED IN CROSS-SALE AGREEMENT DATED JULY 23, 2009.

DEBTOR: Perrigo Florida Inc.

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
FLORIDA SOS/ UCC DIVISION	THRU 9/17/10	NO LIENS OF RECORD

DEBTOR: Perrigo International Holdings Inc.

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
MICHIGAN SOS/ UCC DIVISION	THRU 9/27/10	NO LIEN OF RECORD

DEBTOR: Perrigo International Holdings II Inc.

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
DELAWARE SOS/ UCC DIVISION	THRU 9/13/10	NO LIEN OF RECORD

DEBTOR: PBM Nutritionals, LLC

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
DELAWARE SOS/ UCC DIVISION	THRU 9/20/10	US BANCORP	6110910-7 4/3/06		LEASE EQUIPMENT

		US BANCORP	6111095-6 4/3/06		LEASE EQUIPMENT

		WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT	6338617-4 9/29/06	[TO BE TERMINATED]	ALL PERSONAL PROPERTY OF THE DEBTOR

		US BANCORP	2007 0638089 2/20/07		LEASE EQUIPMENT

		US BANCORP	2008 1030004 3/25/08		EQUIPMENT FILING INFORMATIONAL

		US BANCORP	2008 1165594 4/3/08		EQUIPMENT FILING INFORMATIONAL

DEBTOR: PBM Holdings, Inc.

JURISDICTION AND INDEX SEARCHED	PERIODS COVERED	SECURED PARTY	INITIAL FILE NO. AND FILE DATE	AMENDMENTS (WITH FILE NO. AND FILE DATE)	COLLATERAL DESCRIPTION
DELAWARE SOS/ UCC DIVISION	THRU 9/20/10	WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINSTRATIVE AGENT	6338602-6 9/29/06	AMENDMENT: PARTIAL RELEASE 2009 1847984 6/10/09 [TO BE TERMINATED]	ALL PERSONAL PROPERTY OF THE DEBTOR NOW OWNED OR HEREAFTER ACQUIRED.

		WACHOVIA FINANCIAL SERVICES, INC.	2007 3611968 9/25/07	TERMINATION: 2010 1518152 4/30/10	AIRFRAME: RAYTHEON AIRCRAFT FAA REGISTRATION NO. N438BC ENGINES PRATT & WHITNEY CANADA JT15D-5

Schedule 6.04

Investments

1.	Perrigo Asia Holding Company Ltd. has a 49.9% ownership interest in Zibo Xinhua-Perrigo Pharmaceutical Company Ltd.

2.	Perrigo New York, Inc. has a 1.98% ownership interest in Summit Insurance Ltd.

3.	Perrigo New York, Inc. has a 18.5% ownership interest in Cobrek Parmaceuticals, Inc.

4.	Perrigo Israel Pharmaceuticals Ltd. has a 13.2% ownership interest in Meditor Pharmaceuticals Ltd.

5.	Perrigo Israel Pharmaceuticals Ltd. presently maintains a portfolio of auction rate securities with a total par value of $18,000,000, such receivables having been written down to a book value of $4,393,000 in the consolidated financial statement of Perrigo Company for the fiscal year ended June 26, 2010.

6.	Existing intercompany loans made by a Subsidiary to another Subsidiary as disclosed to the Lenders on or before the Effective Date

Schedule 6.08

Existing Restrictions

1.	Restrictions and conditions under the terms of Borrower’s Term Loan Agreement, Senior Notes and Permitted Securitization Transaction.

2.	Restrictions and conditions under the terms of the Investments referenced in items 1 – 4 of Schedule 6.04.

3.	Restrictions and conditions under the terms of Perrigo Netherlands B.V.’s, majority ownership interest in Perrigo API India, an India joint venture company.

4.	Restrictions and conditions under the terms of Perrigo Netherlands B.V.’s majority ownership interest of Chemagis India Private Ltd., an India joint venture company.

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby: (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby; (b) agrees that the Guaranty to which it is a party and each other Loan Document to which it is a party are hereby ratified and confirmed and shall remain in full force and effect, acknowledges and agrees that it has no setoff, counterclaim, defense or other claim or dispute with respect the Guaranty to which it is a party and each other Loan Document to which it is a party; and (c) represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance of this Consent and Agreement are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation or of any terms of its organizational documents or of any material agreement or undertaking to which it is a party or by which it is bound, and this Consent and Agreement is the legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof and thereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Term Loan Agreement.

L. PERRIGO COMPANY

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO COMPANY OF SOUTH CAROLINA, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO PHARMACEUTICALS COMPANY

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO INTERNATIONAL, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO INTERNATIONAL HOLDINGS, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO HOLLAND, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO FLORIDA, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PERRIGO INTERNATIONAL HOLDINGS II, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PBM HOLDINGS, INC.

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

PBM NUTRITIONALS, LLC

By	/s/ Ron Winowiecki
Name: Ron Winowiecki
Title: Treasurer

DETROIT 7-3951 1176649v9